    As filed with the Securities and Exchange Commission on October 14, 1999

                                                 Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                          ROYAL CARIBBEAN CRUISES LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       REPUBLIC OF LIBERIA                                4481                                     98-0081645
 (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ------------------------

                               1050 CARIBBEAN WAY
                              MIAMI, FLORIDA 33132
                                 (305) 539-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             MICHAEL J. SMITH, ESQ.
                  VICE PRESIDENT, SECRETARY & GENERAL COUNSEL
                               1050 CARIBBEAN WAY
                              MIAMI, FLORIDA 33132
                                 (305) 539-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING AREA CODE, OF
                   REGISTRANT'S AGENT FOR SERVICE OF PROCESS)
                            ------------------------
                                With copies to:

              JOHN J. MCCARTHY, JR., ESQ.                               VALERIE FORD JACOB, ESQ.
                 DAVIS POLK & WARDWELL                          FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                 450 LEXINGTON AVENUE                                      ONE NEW YORK PLAZA
               NEW YORK, NEW YORK 10017                                 NEW YORK, NEW YORK 10004
                    (212) 450-4000                                           (212) 859-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                            PROPOSED             PROPOSED
                                                        AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
TITLE OF EACH CLASS OF                                  TO BE            OFFERING PRICE         AGGREGATE           REGISTRATION
SECURITIES TO BE REGISTERED                        REGISTERED(1)(2)       PER UNIT(3)       OFFERING PRICE(2)          FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities(3)..............................
Preferred Stock, par value $.01 per share(3)....    $1,000,000,000            100%            $1,000,000,000          $278,000
Common Stock, par value $.01 per share(3).......
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $1,000,000,000.


(2) Does not include an additional $57,257,812 of securities being carried forward from Registration Statement No. 333-8708 on Form F-3 pursuant to Rule 429 of the Securities Act. A registration fee of $16,891 for such additional securities was previously paid with the filing of the previous registration statement.


(3) Estimated solely for the purpose of calculating the registration fee.


(4) Also includes such indeterminate amount of Debt Securities and number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or in exchange for any other Debt Securities or Preferred Stock that provide for conversion or exchange into other Securities.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



    Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a prospectus that also relates to $57,257,812 of Debt Securities, Preferred Stock and Common Stock registered under, and constitutes Post-Effective Amendment No. 1 to, Registration Statement No. 333-8708 on Form F-3 previously filed by the Registratant and declared effective on May 15, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION DATED OCTOBER 14, 1999



PROSPECTUS



                          ROYAL CARIBBEAN CRUISES LTD.


                      DEBT SECURITIES, PREFERRED STOCK AND

(LOGO)                            COMMON STOCK

                            ------------------------


     Through this prospectus, we may periodically offer:



     - shares of our common stock



     - shares of our preferred stock and



     - our debt securities,



and one or more of our shareholders may periodically offer shares of our common stock.



     The prices and other terms of the securities that we or our shareholders will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.



     The offering price of all securities issued under this prospectus may not exceed $1,057,257,812.



     Our common stock trades on the New York Stock Exchange and on the Oslo Stock Exchange under the symbol "RCL." We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange.



     We or our shareholders will sell the securities issued under this prospectus directly and/or through agents, underwriters or dealers.



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                            ------------------------


                The date of this prospectus is October  , 1999.

                      ENFORCEABILITY OF CIVIL LIABILITIES



     We are a Liberian corporation and our selling shareholders are foreign corporations or partnerships. The selling shareholders and certain of our directors and controlling persons are residents of jurisdictions other than the United States and all or a substantial portion of their assets and a significant portion of our assets are located outside the United States. As a result, it may be difficult for investors to serve process within the United States upon us or those persons or to enforce against us or them judgments obtained in U.S. courts based upon civil liability provisions of the federal securities laws of the United States. We have been advised by the law firm of Watson, Farley & Williams (as to Liberian law), that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities based solely upon the U.S. federal securities laws are enforceable in Liberia.



                      WHERE YOU CAN FIND MORE INFORMATION



     We file reports and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can also read and copy these reports and other information at the Securities and Exchange Commission's New York regional office at 7 World Trade Center, Suite 1300, New York, NY 10048, and at its Chicago regional office at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511. You can also access this material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our securities are listed and through the Securities and Exchange Commission's web site at http://www.sec.gov.



     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede this information.



     We are incorporating by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 1998 and our Reports on Form 6-K dated May 13, 1999, May 18, 1999, August 18, 1999 and October 14, 1999 that have been filed with the Securities and Exchange Commission. We are also incorporating by reference all subsequent annual reports on Form 20-F and certain Reports on Form 6-K that we file with the Securities and Exchange Commission, if they state that they are incorporated by reference into this prospectus, that we furnish to the Securities and Exchange Commission after the date of this prospectus and until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.



     We will provide free of charge copies of any documents that we have incorporated by reference into this prospectus, other than exhibits that are incorporated by reference into those documents. To obtain copies you should contact us at 1050 Caribbean Way, Miami, Florida 33132; Attention: Michael J. Smith, telephone (305) 539-6000.



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT, AND ANY UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SECURITIES

AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATES ON THE FRONT COVER OF THOSE DOCUMENTS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.


                                  THE COMPANY


     With our subsidiaries, we are the world's second largest cruise company with 16 cruise ships and a total of 29,800 berths as of September 30, 1999. Our ships operate worldwide with a selection of different itineraries that call on more than 175 destinations.



     We are a corporation organized under the laws of the Republic of Liberia. Our registered office in Liberia is located at 80 Broad Street, Monrovia, Liberia. Our principal executive office is located at 1050 Caribbean Way, Miami, Florida 33132, and our telephone number at that address is (305) 539-6000.

                          ---------------------------


     As used in this prospectus, and any accompanying prospectus supplement, the terms "Royal Caribbean," "we," "our" and "us" refer to Royal Caribbean Cruises Ltd. and its subsidiaries.


                                USE OF PROCEEDS


     Unless we specify otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, the repayment of indebtedness, working capital and general corporate purposes. We will not receive any proceeds from any sales of our common stock by our selling shareholders.


                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth our ratio of earnings to fixed charges for the six months ended June 30, 1999 and for each of the preceding five fiscal years. In calculating this ratio, we take earnings to include net income plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.



                                             SIX MONTHS                      FISCAL YEAR
                                                ENDED        -------------------------------------------
                                            JUNE 30, 1999     1998     1997     1996*    1995*    1994*
                                            -------------     ----     ----     -----    -----    -----
Ratio of earnings to fixed charges......        2.9            2.7      2.1      2.4      2.9      3.6
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends*............................        2.7            2.5      2.0      2.4      2.9      3.6


---------------


* We had no preferred stock outstanding during fiscal years 1994 through 1996. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for those periods.


                         DESCRIPTION OF DEBT SECURITIES


     The following summarizes some of the general terms and conditions of the debt securities that we may issue under this prospectus. Each time we issue debt securities, we will file a prospectus supplement with the Securities and Exchange Commission. The prospectus supplement may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.



     We will issue the debt securities under an indenture, dated as of July 15, 1994, between us and The Bank of New York, as successor to NationsBank of Georgia, National Association, as trustee. We will issue each series of debt securities under the terms of a supplemental indenture or an officers' certificate delivered under the authority of resolutions adopted by our board of directors and the indenture. The terms of any debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The debt securities will be subject to all those terms, and we refer the holders of debt securities to the indenture and the Trust Indenture Act for a statement of those terms.



     The following summaries of various provisions of the indenture and the debt securities are not complete. Unless we indicate otherwise, capitalized terms have the meanings given to them in the indenture. All section references below are to sections of the indenture.



GENERAL



     The debt securities will be unsecured senior obligations and will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the aggregate principal amount of debt securities that we may issue, and we may issue debt securities periodically in series. We do not have to issue all the debt securities of one series at the same time and, unless we otherwise specify in a prospectus supplement, we may reopen a series to issue more debt securities of that series without the consent of any holder of debt securities. (Sections 301 and 303) The indenture provides that more than one trustee may be appointed under the indenture to act on behalf of the holders of the different series of debt securities.



     We refer you to the prospectus supplement relating to the debt securities of any particular series for a description of the terms of those debt securities, including, where applicable:



        (1) the title of those debt securities;



        (2) the aggregate principal amount of those debt securities and any limit on the aggregate principal amount of those debt securities;



        (3) the person to whom any interest (which includes any additional amounts, see "--Tax Related Considerations -- Payment of Additional Amounts") on those debt securities will be payable, if not the person in whose name a debt security is registered at the close of business on the regular record date for that interest;



        (4) the date or dates on which the principal of those debt securities is payable, or the method by which that date or those dates will be determined;



        (5) the interest rate or rates, which may be fixed or variable, of those debt securities, if there is any interest, or the method by which that rate or those rates will be determined;



        (6) the date or dates from which interest will accrue and the dates on which interest will be payable;



        (7) the regular record date for any interest payable on any interest payment date or the method by which that date will be determined;



        (8) the basis upon which interest will be calculated if not based on a 360-day year of twelve 30-day months;

        (9) the place or places where the principal of and any premium and interest on those debt securities will be payable;



        (10) the times at which, prices at which, currency in which and the other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option;



        (11) any obligation we have to redeem, repay, or purchase those debt securities according to any sinking fund or similar provisions or at a holder's option and the times at which, prices at which, currency in which and the other terms and conditions upon which those debt securities will be redeemed, repaid or purchased;



        (12) our right to defease those debt securities or various restrictive covenants and events of default applicable to those debt securities under limited circumstances (see "--Defeasance -- Defeasance and Discharge -- Defeasance of Certain Covenants");



        (13) if not in United States dollars, the currency in which we are to pay principal of and any premium and interest on those debt securities and the equivalent of those amounts in United States dollars;



        (14) any index, formula or other method used to determine the amount of the payments of principal of or any premium and interest on those debt securities;



        (15) if those debt securities are to be issued only in the form of a global security as described under "Book-Entry Debt Securities," the depositary for those debt securities or its nominee and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depositary or its nominee;



        (16) if any payment, other than the principal of or any premium or interest on those debt securities, may be payable, at our or a holder's election, in a currency that is not the currency in which those debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made;



        (17) if not the entire principal amount of those debt securities, the portion of the principal amount of those debt securities which will be payable upon declaration of acceleration or, if the debt securities are convertible, the portion of the principal amount of those debt securities that is convertible under the provisions of the indenture;



        (18) any provisions granting special rights to the holders of those debt securities if specified events occur;



        (19) any deletions from, modifications of or additions to, the events of default or our covenants applicable to those debt securities, whether or not those events of default or covenants are consistent with the events of default or covenants described in this prospectus;



        (20) whether and under what circumstances we will not pay additional amounts on those debt securities to a holder and whether or not we may redeem those debt securities rather than pay those additional amounts and the terms of that option to redeem;



        (21) any obligation we have to convert those debt securities into shares of our common stock or preferred stock and the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price, any requirements regarding the reservation of shares of our capital stock for the conversion and other terms and conditions of the conversion and

        (22) any other terms of those debt securities. (Section 301)



     The debt securities may provide that less than their entire principal amount will be payable upon acceleration of their maturity ("original issue discount securities"). We will describe any special U.S. federal income tax, accounting and other considerations that apply to original issue discount securities in the applicable prospectus supplement.


DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER


     Unless we indicate otherwise in the applicable prospectus supplement, we will issue the debt securities of any series in denominations of $1,000 and integral multiples of $1,000. (Section 302)



     Unless we otherwise specify in the applicable prospectus supplement, we will pay the principal of and any premium and interest on any series of debt securities at the corporate trust office of the trustee, currently located at Towermarc Plaza, 10161 Centurion Parkway, Jacksonville, Florida 32256. However, we may pay interest by check mailed to the address in the security register of the person entitled to that interest or by wire transfer of funds to that person's U.S. bank account. (Sections 301, 305, 306, 307 and 1002)



     Any interest on a debt security that we do not punctually pay or provide for on an interest payment date will after that date not be payable to the holder on the related regular record date. Instead, that interest may either be paid to the person in whose name that debt security is registered at the close of business on a special record date designated by the trustee or be paid at any time in any other lawful manner as described in the indenture. If the trustee establishes a special record date, it will notify the holder of that date not less than 10 days prior to that date.



     Subject to some limitations imposed on debt securities issued in book-entry form, a holder may exchange debt securities of any series for other debt securities of that series as long as the newly issued debt securities are issued in the same aggregate principal amount as the debt securities being exchanged and in an authorized denomination. The holder must surrender the debt securities to be exchanged at the corporate trust office of the trustee. In addition, subject to some limitations imposed on debt securities issued in book-entry form, a holder may surrender for conversion, if convertible, or register for transfer of the debt securities of any series at the corporate trust office of the trustee. Every debt security surrendered for conversion or registration of transfer or exchange must be endorsed or accompanied by a written instrument of transfer. We will not impose a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of an amount that will cover any tax or other governmental charge payable as a result of the transfer or exchange. (Section 305) If we designate a transfer agent for any series of debt securities, we may rescind that designation at any time. We may also approve a new location for that transfer agent to act, provided that we maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents for any series of debt securities. (Section 1002)



     In the event any redemption of any series of debt securities in part, neither we nor the trustee will be required to:



        (1) issue, register the transfer of or exchange debt securities of that series, during the period beginning at the opening of business 15 days before the mailing of the redemption notice for those debt securities and ending at the close of business on the mailing date of the redemption notice; or



        (2) register the transfer of or exchange any debt security or any portion of a debt security called for redemption, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

COVENANTS



     We will describe any particular covenants relating to a series of debt securities in the prospectus supplement relating to that series. We will also state in that prospectus supplement whether the "covenant defeasance" provisions described below will apply to those covenants.


RESTRICTIONS ON CONSOLIDATION, MERGER AND CERTAIN SALES OF ASSETS


     Without the consent of the holders, we may consolidate with or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person and may permit any person to merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to us if:



        (1) immediately after giving effect to that transaction, and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default and no event which after notice or lapse of time or both would become an event of default shall have occurred and be continuing; and



        (2) the successor person assumes all our obligations under the indenture; provided that the successor person is a corporation, trust or partnership organized under the laws of the United States, any state of the United States, the District of Columbia, the Republic of Liberia or any country recognized by the United States. (Article Eight)


EVENTS OF DEFAULT


     Except as we may otherwise provide in a prospectus supplement for any particular series of debt securities, the following events are "events of default" for any series of debt securities:



        (1) our failure to pay interest or any additional amounts on those debt securities for 30 days after that interest or those additional amounts become due;



        (2) our failure to pay the principal or any premium on those debt securities when due at maturity;



        (3) our failure to deposit any sinking fund payment for those debt securities when due;



        (4) our failure to perform any other covenants in the indenture for 60 days after written notice has been given as provided in the indenture;



        (5) our failure to pay when due any payment on, or the acceleration of, any of our indebtedness for money borrowed that exceeds $30 million in the aggregate under any mortgages, indentures (including the indenture for the debt securities) or instruments under which we may have issued, or which there may have been secured or evidenced, any of our indebtedness for money borrowed, if that indebtedness is not discharged or the acceleration is not annulled within 30 days after written notice has been given as provided in the indenture;



        (6) the occurrence of certain events of bankruptcy, insolvency or reorganization or



        (7) the occurrence of any other event of default that we provide for debt securities of that series. (Section 501)



     If an event of default affecting any series of debt securities occurs and continues, either the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities of that series then outstanding may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount specified in the terms of that series) of all of the debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration affecting debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the debt securities outstanding of that series may, under limited circumstances, rescind and annul that acceleration. (Section 502)



     The indenture requires that we file annually with the trustee a certificate of our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants of the indenture. (Section 1005)



     We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.



     Subject to the provisions of the indenture relating to the trustee's duties, if an event of default occurs and continues, the indenture provides that the trustee is not required to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless those holders have offered to the trustee reasonable indemnity. (Section 603) Subject to those provisions regarding indemnification and rights of the trustee, the indenture provides that the holders of a majority in principal amount of the debt securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. (Section 512)


DEFEASANCE


     The obligations that we have under the indenture will not apply to the debt securities of a series (except for our obligations to register any transfer or exchange of those debt securities and provide for additional amounts) when all those debt securities:



        (1) have been delivered to the trustee for cancellation;



        (2) have become due and payable or



        (3) will upon their stated maturity or redemption within one year become due and payable,



and we have irrevocably deposited with the trustee as trust funds for that purpose an amount sufficient to pay and discharge the entire indebtedness on those debt securities.



     The prospectus supplement relating to the debt securities of any series will state if any additional defeasance provisions will apply to those debt securities.



  Defeasance and Discharge



     The indenture allows us to elect to defease and be discharged from all of our obligations with respect to any series of debt securities then outstanding (except for those obligations to pay additional amounts, register the transfer or exchange of the debt securities, replace stolen, lost or multilated debt securities, maintain paying agencies and hold moneys for payment in trust) provided the following conditions have been satisfied:



        (1) We have deposited in trust with the trustee (a) funds in the currency in which the debt securities are payable, or (b) if the debt securities are denominated in United States dollars, (A) U.S. Government Obligations or (B) a combination of United States dollars and U.S. Government Obligations in each case, in an amount sufficient to pay and discharge the principal, interest, premium and any mandatory sinking fund payments on the outstanding debt securities of the series and

        (2) We have delivered to the trustee an opinion of counsel that states that the discharge will not be considered, or result in, a taxable event to the holders of the debt securities of the series. (Section
            403)



  Defeasance of Certain Covenants



     The indenture states that if the debt securities of a series so provide, we need not comply with some restrictive covenants applicable to those debt securities (except for our obligation to pay additional amounts) and that our failure to comply with those covenants will not be considered events of default under the indenture and those debt securities if the following conditions have been satisfied:



        (1) We have deposited in trust with the trustee (a) funds in the currency in which the debt securities are payable, or (b) if those debt securities are denominated in United States dollars, (A) U.S. Government Obligations or (B) a combination of United States dollars and U.S. Government Obligations in each case, in an amount sufficient to pay and discharge the principal, interest, premium and any mandatory sinking fund payments on the outstanding debt securities of the series and



        (2) We have delivered to the trustee an opinion of counsel that states that the discharge will not be considered, or result in, a taxable event to the holders of the debt securities of the series.



MODIFICATION OF THE INDENTURE



     We and the trustee may modify or amend the indenture if we obtain the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, the indenture may not be modified or amended to:



        (1) change the stated maturity of the principal of, or any installment of principal of or any interest on, any debt security;



        (2) reduce the principal amount of any debt security;



        (3) reduce the rate of interest on any debt security;



        (4) reduce any additional amounts payable on any debt security;



        (5) reduce any premium payable upon the redemption of any debt security;



        (6) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of its maturity under the terms of the indenture;



        (7) change any place of payment where, or the currency in which any debt security or any premium or interest on that debt security is payable;



        (8) impair the right to institute suit for the enforcement of any payment of principal of or premium or any interest on any debt security on or after its stated maturity, or, in the case of redemption, on or after the redemption date;



        (9) reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for the supplemental indenture;



        (10) reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences or

        (11) modify any of the provisions relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase the percentage in principal amount of the outstanding debt securities of a series required for the consent of holders to approve a supplemental indenture or a waiver of a past default or compliance with certain covenants or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security that would be affected by such a modification or waiver;



without the consent of the holders of each of the debt securities affected by that modification or amendment.



     We and the trustee may amend the indenture without the consent of any holder of debt securities for any of the following purposes:



        (1) to evidence that another person is our successor and that that person has assumed our covenants in the indenture and in the debt securities as obligor;



        (2) to add to our covenants for the benefit of the holders of all or any series of debt securities;



        (3) to surrender any right or power conferred upon us in the indenture;



        (4) to add additional events of default;



        (5) to add or change any provisions of the indenture to the extent necessary to permit or facilitate issuing debt securities in bearer form, whether registrable or not as to principal, and with or without interest coupons;



        (6) to permit or facilitate the issuance of debt securities in uncertificated form;



        (7) to add to, change or eliminate any of the provisions of the indenture affecting one or more series of debt securities, provided that the addition, change or elimination



           (a) shall not



                (X) apply to debt securities of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision or



                (Y) modify the rights of any holder of those outstanding debt securities with respect to such provision or



           (b) shall become effective only when there are no such debt securities of that series outstanding;



        (8) to establish the form or terms of debt securities of any series as permitted by the indenture, including any provisions and procedures relating to debt securities convertible into our common stock or preferred stock;



        (9) to evidence and provide for the acceptance of appointment of a successor trustee for the debt securities of one or more series and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;



        (10) to secure the debt securities;



        (11) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities under the indenture if doing so does not adversely affect the interests of the holders of debt securities of that series or any other series in any material way;

        (12) to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture if doing so does not adversely affect the interests of the holders of debt securities of that series or any other series in any material way or



        (13) to make any other provisions regarding matters or questions arising under the indenture if doing so does not adversely affect the interests of the holders of debt securities of that series or any other series in any material way. (Section 901)



CONVERSION RIGHTS



     We will describe any terms and conditions upon which the debt securities are convertible into our common stock or preferred stock in the applicable prospectus supplement. Those terms will include:



          (1) whether those debt securities are convertible into our common stock or preferred stock;



          (2) the conversion price or manner of calculating the conversion price;



          (3) the conversion period;



          (4) provisions as to whether conversion will be at our option or the option of the holders;



          (5) the events requiring an adjustment of the conversion price and



          (6) provisions affecting conversion in the event of the redemption of those debt securities.


BOOK-ENTRY DEBT SECURITIES


     We may issue the debt securities of a series, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary. We will identify the depositary in the applicable prospectus supplement relating to that series. If we issue one or more global securities, we will issue them in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding debt securities of the series to be represented by that global security or those global securities. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement for a series of debt securities in the applicable prospectus supplement relating to that series. (Sections 301 and 305)


TAX RELATED CONSIDERATIONS

  Payment of Additional Amounts


     Any amounts that we pay with respect to any series of debt securities will be paid without deduction or withholding for any and all present or future tax, duty, levy, impost, assessment or other governmental charges imposed or levied by or on behalf of the Liberian government or the government of the jurisdiction of our successor or any authority or agency in that government having power to tax ("Taxes"), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration of that law. If we are so required to deduct or withhold any amount for Taxes from any payment made with respect to any series of debt securities, we will pay any "additional amounts" necessary so that the net payment received by each holder, including additional amounts, after the withholding or deduction, will not be less than the amount the holder would have received if those Taxes had not been withheld or deducted. However, we will pay no additional amounts with respect to a payment made to a holder which is subject to those Taxes because that holder is subject to the jurisdiction of the government of our jurisdiction of organization or any territory of that jurisdiction other than by merely holding the debt securities or receiving payments under the debt securities (an "excluded holder"). We will also pay no additional amounts with respect to a payment made to a holder, if we would not be required to withhold or deduct any amount for Taxes from any payment made to that holder, if that holder filed a form with the relevant government with no other consequence to that holder. We will also deduct or withhold and remit the full amount deducted or withheld to the relevant authority according to applicable law. We will furnish the holders, within 30 days after the date the payment of any Taxes is due under applicable law, certified copies of tax receipts evidencing our payment. We will indemnify and hold harmless each holder and upon written request reimburse each holder for the amount of any:



        (1) Taxes levied or imposed on and paid by that holder as a result of payments with respect to the debt securities (other than for an excluded holder);



        (2) liability, including penalties, interest and expense, arising from those Taxes and



        (3) Taxes imposed as a result of any reimbursement we make under this covenant. (Section 1007)



  Redemption or Assumption of Debt Securities under Certain Circumstances



     If we determine, based upon an opinion of independent counsel, that we would be required to pay an additional amount, because of any change in or amendment to:



        (1) the laws and related regulations of Liberia or any political subdivision or taxing authority of Liberia; or



        (2) the laws and related regulations of any jurisdiction in which we are organized or any political subdivision or taxing authority of that jurisdiction or



        (3) any official position regarding the application or interpretation of the above laws or regulations,



which is announced or becomes effective after the date of the indenture, then we may, at our option, on giving not less than 30 days' nor more than 60 days' notice, redeem the debt securities in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the debt securities plus accrued interest to the redemption date. Any notice of redemption we give will be irrevocable, and we may not give any notice of redemption more than 90 days before the earliest date on which we would be obligated to pay additional amounts. At the time we give notice of redemption, the obligation to pay additional amounts remains in effect. (Section 1108)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


     Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. The following summary description of the terms of our capital stock is not complete and is qualified by reference to our Restated Articles of Incorporation, a copy of which we have filed as an exhibit to the registration statement of which this prospectus is part, and the certificate of designations which we will file with the Securities and Exchange Commission at the time of any offering of our preferred stock.


COMMON STOCK


     General. Our directors generally have the power to cause shares of any authorized class of our common stock to be issued for any corporate purpose.



     Holders of our common stock are entitled to one vote per share on all matters submitted to our shareholders, and unless the Business Corporation Act of Liberia otherwise provides, the presence in person or by proxy of the holders of a majority of all of our outstanding common stock at any meeting of shareholders will constitute a quorum for the transaction of business at that meeting. We cannot subject the holders of our common stock to further calls or assessments. Under our Restated Articles of Incorporation, holders of our common stock will have no preemptive, subscription or conversion rights. In addition, we cannot redeem our common stock.



     Neither Liberian law nor our Restated Articles of Incorporation nor any of our other organizational documents limit the right of persons who are not citizens or residents of Liberia to hold or vote our common stock.



     Dividends. Holders of our common stock have an equal right to receive dividends when declared by our board of directors out of funds legally available for the distribution of dividends.


OTHER MATTERS


     Sales of Assets, Mergers and Liquidation. Under the Business Corporation Act of Liberia, the holders of 66 2/3% of the outstanding shares of our common stock need to approve the sale of all or substantially all of our assets and any decisions by us to liquidate or dissolve. Holders of a majority of the outstanding shares of our common stock may institute judicial dissolution proceedings on our behalf under the Business Corporation Act of Liberia. In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share pro rata in the net assets available for distribution to them, after we have paid amounts owed to all creditors and we have paid holders of our outstanding preferred stock the liquidation preferences they are entitled to.



     Under the Business Corporation Act of Liberia, the holders of a majority of the outstanding shares of our common stock need to approve a merger or consolidation involving us (other than a merger or consolidation with any of our subsidiaries of which we own at least 90%).



     Under the Business Corporation Act of Liberia, amendments to the articles of incorporation of a Liberian corporation may be authorized by the vote of the holders of a majority of all outstanding shares of that corporation's common stock. However, the Business Corporation Act of Liberia requires the approval of the holders of 66 2/3% of the outstanding shares of common stock of a corporation, to add, delete or amend any provisions in the corporation's articles of incorporation requiring the approval of a super-majority of the members of the board of directors or outstanding shares of common stock to take specific corporate actions.

     Call of Meetings. Our By-Laws provide that special meetings of our shareholders can be called at any time by either our board of directors, the Chief Executive Officer, or by our shareholders holding at least 50% of our outstanding common stock. In addition, our shareholders may call for meetings of shareholders if there has been a failure to hold an annual meeting.



     Election of Directors. Our directors are elected, at either any annual meeting or any special meeting, by a majority of the votes cast by shareholders entitled to vote, and cumulative voting is not permitted.



     Our board of directors is divided into three classes: Class I, Class II and Class III, with the directors in each class to hold office for staggered terms of three years each. The term of the Class I directors expires at the next annual meeting in 2000 and the terms of the Class II and Class III directors expire, respectively, at the 2001 and 2002 annual meeting and, in each case, when their successors have been duly elected and qualified. Successors to the directors in each class will then be elected for three year terms.



     Amendments to Our Charter and By-Laws. Any amendment to our Articles of Incorporation or any shareholder proposal to amend our By-Laws generally requires the authorization by affirmative vote of the holders of not less than two-thirds of all outstanding shares entitled to vote. This requirement does not apply to (1) an amendment to change our registered agent or registered address;
(2) an amendment to change the authorized number of shares of stock; or (3) an amendment for establishing and designating the shares of any class or of any series of any class. In those cases, our Articles of Incorporation can be amended by the affirmative vote of the holders of a majority of all of our outstanding shares entitled to vote and our By-Laws can be amended by the affirmative vote of a majority of the votes cast at a meeting of shareholders of shares entitled to vote. In addition, our board of directors has the power to adopt, amend or repeal our By-Laws.



     Dissenters' Rights of Appraisal and Payment. Under Liberian law, our shareholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and have the right to receive payment of the fair value of their shares. If we amend our Articles of Incorporation in a way that alters certain rights of any of our shareholders, those shareholders have the right to dissent and receive payment for their shares. The dissenting shareholders may not receive that payment unless they follow the procedures set forth in the Business Corporation Act of Liberia. Those procedures require that proceedings be instituted in the circuit court in the judicial circuit in Liberia in which our Liberian office is situated if we cannot agree with our dissenting shareholders on a price for the shares. The value of the shares of any dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.



     Shareholders' Actions. Under Liberian law, any of our shareholders may bring an action in our name to procure a judgment in our favor, provided that shareholder is a holder of our common stock both at the time the action is commenced and at the time of the transaction to which the action relates.



     Limitations Under Indebtedness. Agreements governing certain of our indebtedness contain covenants that impose restrictions (subject to some exceptions) on us and our subsidiaries' ability to take certain corporate actions, including the payment of dividends and the redemption of our common stock under limited circumstances.



     Certain Corporate Actions. Our Articles of Incorporation provide that during the period that the Shareholders Agreement dated as of February 1, 1993 between A. Wilhelmsen AS. and Cruise Associates remains in effect, our board of directors may not approve certain corporate actions unless those actions are approved by one non-independent director nominated by A. Wilhelmsen AS. and one non-independent director nominated by Cruise Associates.

     Transfer Agent and Registrar. The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, L.L.C.


PREFERRED STOCK


     In February 1997, we issued 3,450,000 shares of our Series A Convertible Preferred Stock which pays cumulative dividends at the annual rate of $3.625 per share. Shares of this preferred stock are convertible into common stock at the option of the holder at any time at a conversion price of $16.20 per share of our common stock, subject to adjustment. We may redeem this preferred stock on and after February 17, 2000. Our Series A Convertible Preferred Stock ranks senior to our common stock as to the payment of dividends and amounts upon liquidation, dissolution or winding up. The foregoing summary of the terms of our Series A Convertible Preferred Stock is not complete and is qualified by reference to the certificate of the powers, designations, preferences and rights of that stock, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part.



     The material terms of any other series of preferred stock that we offer though a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common stock or make it more difficult to effect a change in control. Our preferred stock could be used to dilute the stock ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred stock could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common stock.



LIABILITY OF DIRECTORS AND OFFICERS



     Our Articles of Incorporation and By-Laws contain provisions which eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of their fiduciary duties other than liability for:



        (1) breaches of the duty of loyalty;



        (2) acts or omissions not in good faith;



        (3) acts or omissions which involve intentional misconduct or a knowing violation of law or



        (4) any transactions in which the director derived an improper personal benefit.



     We believe that these provisions are necessary to attract and retain qualified persons as our directors and officers.

                              SELLING SHAREHOLDERS


     The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 1999 by certain of our shareholders. To the extent indicated in the accompanying prospectus supplement, one or more of our selling shareholders may from time to time offer shares of our common stock for sale.



                                                                     SHARES OWNED
                                                                   BENEFICIALLY(1)
                                                                ----------------------
                            NAME                                  NUMBER       PERCENT
                            ----                                -----------    -------
A. Wilhelmsen AS.(2)........................................     46,329,330      25.8%
Cruise Associates(3)........................................     50,781,900      28.2%
Archinav Holdings, Ltd......................................      7,597,242       4.2%
Monument Capital Corporation(4).............................      1,071,412       0.6%


---------------


(1) For purposes of this table, any security which a person or group has a right to acquire within 60 days after September 30, 1999 is deemed to be owned by that person or group. That security is deemed to be outstanding for the purpose of computing the percentage of ownership of that person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.


(2) Includes 31,900 shares of our common stock issuable upon exercise of options under our 1990 Shareholders Stock Option Plan. A. Wilhelmsen AS. is a Norwegian corporation. Its indirect beneficial owners of which are members of the Wilhelmsen family of Norway.


(3) Includes 31,900 shares of our common stock issuable upon exercise of options under our 1990 Shareholders Stock Option Plan. Cruise Associates is a Bahamian general partnership. Its indirect beneficial owners are various trusts primarily for the benefit of some members of the Pritzker family of Chicago, Illinois, and various trusts primarily for the benefit of some members of the Ofer family.


(4) Monument Capital Corporation is a Liberian corporation which holds shares of our common stock as nominee for various trusts primarily for the benefit of some members of the family of Richard D. Fain, our Chairman and Chief Executive Officer. Mr. Fain disclaims beneficial ownership of some or all of the shares of our common stock held by Monument Capital Corporation.


                              PLAN OF DISTRIBUTION


     We may sell any of the securities to or through underwriters or dealers and may also sell these securities directly to other purchasers or through agents.



     The sale of the securities offered by this prospectus may be made from time to time in one or more transactions at fixed prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.



     Sales of our common stock may be made from time to time in one or more transactions on the New York Stock Exchange or the Oslo Stock Exchange, in negotiated transactions or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at other negotiated prices.



     In connection with the sale of the securities offered by this prospectus, underwriters or agents may receive compensation from us, from our selling shareholders or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us or the selling shareholders and any profit on the resale of those securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation that we or the selling shareholders provide will be described, in the prospectus supplement. We will bear all of the expenses associated with the shares of our common stock sold by the selling shareholders, other than underwriters' discounts, commissions and transfer taxes.



     Under agreements which we or the selling shareholders may enter into the underwriters and agents who participate in the distribution of the securities offered by this prospectus may be entitled to indemnification by us or the selling shareholders against certain liabilities, including liabilities under the Securities Act.



     If the prospectus supplement so indicates, either we or the selling shareholders will authorize underwriters or other persons acting as our or their agents to solicit offers by selected institutions to purchase the securities from us or the selling shareholders under contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we or the selling shareholders must approve those institutions. The obligations of any purchaser under such a contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and those other agents will not be responsible for the validity or performance of such contracts.



     Until the distribution of the securities offered by this prospectus is completed, rules of the Securities and Exchange Commission may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to those rules, underwriters may engage in certain transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.



     If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing securities in the open market.



     Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.



     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.



     Neither we nor any underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities offered by this prospectus. In addition, neither we nor any underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.



     Some of the underwriters or agents and their associates may engage in transactions with and perform services for us or the selling shareholders in the ordinary course of business.

     The securities offered by this prospectus may or may not be listed on a national securities exchange (other than our common stock, which is listed on the New York Stock Exchange). Any shares of our common stock sold through a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We cannot assure you that there will be an active trading market for the securities.



                                 LEGAL OPINIONS



     The law firm of Davis Polk & Wardwell will pass upon the validity of the debt securities and certain legal matters regarding our common stock and preferred stock. The law firm of Watson, Farley & Williams will pass upon the validity of our common stock and preferred stock. Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations) will pass upon certain legal matters for any underwriters or agents. Davis Polk & Wardwell and Fried, Frank, Harris, Shriver & Jacobson will rely on Watson, Farley & Williams regarding matters of Liberian law.



     Davis Polk & Wardwell represented A. Wilhelmsen AS. in its acquisition of our common stock and provides legal services for A. Wilhelmsen AS.


                                    EXPERTS


     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.



Securities and Exchange Commission registration fee.........  $  278,000
New York Stock Exchange listing fee.........................      24,500
Blue sky fees and expenses..................................      20,000
Printing and engraving expenses.............................     100,000
Legal fees and expenses.....................................     150,000
Accounting fees and expenses................................     150,000
Transfer agent and registrar................................      15,000
Trustee's fees and expenses.................................      20,000
Miscellaneous...............................................     142,500
                                                              ----------
          Total.............................................  $  900,000
                                                              ==========



     We will bear all of the expenses allocable to the shares of our common stock sold for the Selling Shareholders' accounts, other than underwriters' discounts, commissions and transfer taxes.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Our articles of incorporation provide that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of the Republic of Liberia, as amended (the "Business Corporation Act").


Section 6.13 of the Business Corporation Act provides as follows:

     "1. Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     "2. Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     "3. When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     "4. Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     "5. Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section."


     Article VII of our By-Laws contain provisions to implement Section 6.13 of the Business Corporation Act.



     We maintain director and officer liability insurance.



     Reference is made to the Proposed Forms of Underwriting Agreements (filed as Exhibits 1.1 and 1.2 to this Registration Statement) which provides for indemnification of our directors, our officers who sign the Registration Statement and our controlling persons and ourselves against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act") in certain instances by the Underwriters.


ITEM 16.  EXHIBITS


    EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
    -----------                         ----------------------
 1.1      --         Form of Underwriting Agreement (for debt securities).
                     (Incorporated by reference to Exhibit 1.1 to our
                     Registration Statement on Form F-3, File No. 33-78374, filed with the Securities and Exchange Commission).
 1.2      --         Form of Underwriting Agreement (for equity securities).
                     (Incorporated by reference to Exhibit 1.2 to our
                     Registration Statement on Form F-3, File No. 33-78374, filed with the Securities and Exchange Commission).
 3.1      --         Form of our Restated Articles of Incorporation, as amended
                     (Incorporated by reference to Exhibit 3.1 to our
                     Registration Statement on Form F-1,
                     File No. 33-59304, filed with the Securities and Exchange
                     Commission; and to Exhibit 2.2 to our 1996 Annual Report on
                     Form 20-F filed with the Securities and Exchange Commission;
                     and to Document No. 1 on our Form 6-K filed with the
                     Securities and Exchange Commission on May 18, 1999; and
                     Document No. 1 on our Form 6-K filed with the Securities and
                     Exchange Commission on October 14, 1999).

    EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
    -----------                         ----------------------
 3.2      --         Our Articles of Amendment to the Articles of
                     Incorporation--Certificate of the Powers, Designations,
                     Preferences and Rights of the $3.625 Series A Convertible
                     Preferred Stock (incorporated by reference to Exhibit 2.2
                     to our 1996 Annual Report on Form 20-F, filed with the
                     Securities and Exchange Commission).
 3.3      --         Our Restated By-Laws (Incorporated by reference to Document
                     No. 2 in our Form 6-K filed with the Securities and Exchange
                     Commission on May 18, 1999).
 4.1      --         Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1,
                     File No. 33-59304, filed with the Securities and Exchange
                     Commission).
 4.2      --         Form of $3.625 Series A Preferred Stock Certificate
                     (Incorporated by reference to Exhibit 4.2 to our
                     Registration Statement on Form F-3, File No. 333-7658, filed with the Securities and Exchange Commission).
 4.3      --         Form of Indenture between us and The Bank of New York, as
                     trustee, relating to the Debt Securities. (Incorporated by reference to Exhibit 4.4 to our Registration Statement on
                     Form F-3, File No. 33-78374, filed with the Securities and
                     Exchange Commission).
 5.1      --         Opinion of Watson Farley & Williams.
 5.2      --         Opinion of Davis Polk & Wardwell.
23.1      --         Consent of Davis Polk & Wardwell (included as part of its
                     opinion filed pursuant to Exhibit 5.2 hereof).
23.2      --         Consent of Watson, Farley & Williams (included as part of
                     its opinion filed pursuant to Exhibit 5.1).
23.3      --         Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
24.       --         Powers of Attorney.
25.       --         Form T-1 Statement of Eligibility and Qualification Under
                     the Trust Indenture Act of 1939 of The Bank of New York
                     (separately bound).


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering;


          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by
     Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement and


          (5) For purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on October 14, 1999.


                                            ROYAL CARIBBEAN CRUISES LTD.

                                            By:     /s/ RICHARD D. FAIN
                                              ----------------------------------
                                                       Richard D. Fain
                                                 Chairman and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on October 14, 1999, by the following persons in the capacities indicated:



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ RICHARD D. FAIN                     Chairman, Chief Executive Officer and Director
-----------------------------------------------------      (Principal Executive Officer)
                   Richard D. Fain

               /s/ RICHARD J. GLASIER                    Executive Vice President and Chief Financial
-----------------------------------------------------      Officer (Principal Financial Officer)
                 Richard J. Glasier

                 /s/ BLAIR H. GOULD                      Vice President and Controller (Principal
-----------------------------------------------------      Accounting Officer)
                   Blair H. Gould

                  /s/ TOR ARNEBERG                       Director
-----------------------------------------------------
                    Tor Arneberg

               /s/ BERNARD W. ARONSON                    Director
-----------------------------------------------------
                 Bernard W. Aronson

                /s/ JOHN D. CHANDRIS                     Director
-----------------------------------------------------
                  John D. Chandris

               /s/ KASPAR K. KIELLAND                    Director
-----------------------------------------------------
                 Kaspar K. Kielland

                  /s/ LAURA LAVIADA                      Director
-----------------------------------------------------
                    Laura Laviada

                 /s/ JANNIK LINDBAEK                     Director
-----------------------------------------------------
                   Jannik Lindbaek

                    /s/ EYAL OFER                        Director
-----------------------------------------------------
                      Eyal Ofer

                                                         Director
-----------------------------------------------------
                 Thomas J. Pritzker

                /s/ WILLIAM K. REILLY                    Director
-----------------------------------------------------
                  William K. Reilly

                /s/ EDWIN W. STEPHAN                     Director and Vice Chairman
-----------------------------------------------------
                  Edwin W. Stephan

                      SIGNATURE                                        TITLE
                      ---------                                        -----

                   *Arne Wilhelmsen                                   Director
-----------------------------------------------------
                   Arne Wilhelmsen

              *By: /s/ RICHARD D. FAIN
  ------------------------------------------------
                 Richard D. Fain, as
                  Attorney-in-Fact

   AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

               By: /s/ RICHARD D. FAIN
  ------------------------------------------------
                   Richard D. Fain

                                 EXHIBIT INDEX


                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
  NO.                                  DESCRIPTION                               PAGE
-------                                -----------                           ------------
  1.1     --   Form of Underwriting Agreement (for debt securities).
               (Incorporated by reference to Exhibit 1.1 to our
               Registration Statement on Form F-3, File No. 33-78374, filed with the Securities and Exchange Commission).
  1.2     --   Form of Underwriting Agreement (for equity securities).
               (Incorporated by reference to Exhibit 1.2 to our
               Registration Statement on Form F-3, File No. 33-78374, filed with the Securities and Exchange Commission).
  3.1     --   Our Restated Articles of Incorporation, as amended
               (Incorporated by reference to Exhibit 3.1 to our
               Registration Statement on Form F-1,
               File No. 33-59304, filed with the Securities and Exchange
               Commission; and to Exhibit 2.2 to our 1996 Annual Report on
               Form 20-F filed with the Securities and Exchange Commission;
               and to Document No. 1 on our Form 6-K filed with the
               Securities and Exchange Commission on May 18, 1999; and to
               Document No. 1 on our Form 6-K filed with the Securities and
               Exchange Commission on October 14, 1999).
  3.2     --   Our Articles of Amendment to the Articles of
               Incorporation -- Certificate of the Powers, Designations,
               Preferences and Rights of the $3.625 Series A Convertible
               Preferred Stock (incorporated by reference to Exhibit 2.2 to our 1996 Annual Report on Form 20-F, filed with the
               Securities and Exchange Commission).
  3.3     --   Our Restated By-Laws (Incorporated by reference to Document
               No. 2 in our Form 6-K filed with the Securities and Exchange
               Commission on May 18, 1999).
  4.1     --   Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1,
               File No. 33-59304, filed with the Securities and Exchange
               Commission).
  4.2     --   Form of $3.625 Series A Preferred Stock Certificate
               (Incorporated by reference to Exhibit 4.2 to our
               Registration Statement on Form F-3, File No. 333-7658, filed with the Securities and Exchange Commission).
  4.3     --   Form of Indenture between us and The Bank of New York, as
               trustee, relating to the Debt Securities. (Incorporated by reference to Exhibit 4.4 to our Registration Statement on
               Form F-3, File No. 33-78374, filed with the Securities and
               Exchange Commission).
  5.1     --   Opinion of Watson Farley & Williams.
  5.2     --   Opinion of Davis Polk & Wardwell.
 23.1     --   Consent of Davis Polk & Wardwell (included as part of its
               opinion filed pursuant to Exhibit 5.2 hereof).
 23.2     --   Consent of Watson, Farley & Williams (included as part of
               its opinion filed pursuant to Exhibit 5.1).
 23.3     --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
  24.     --   Powers of Attorney.
  25.     --   Form T-1 Statement of Eligibility and Qualification Under
               the Trust Indenture Act of 1939 of The Bank of New York
               (separately bound).